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                                                                    Exhibit 99.1
                                                                    ------------

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached amendment to Schedule 13G is being filed on behalf of each of the undersigned.



February 13, 2001                   BRIARCLIFF INVESTORS LLC

                                    By:  WEC Asset Management LLC, its Manager



                                    By:  /s/ Ethan Benovitz
                                         -----------------------------
                                         Name:  Ethan Benovitz
                                         Title: Managing Director



February 13, 2001                   WEC ASSET MANAGEMENT LLC


                                    By:  /s/ Ethan Benovitz
                                         -----------------------------
                                         Name:  Ethan Benovitz
                                         Title: Managing Director